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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                           Date of Report May 20 2004


                                  EPIXTAR CORP.
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               (Exact name of Registrant as specified in charter)




Florida                          011-15499                     55-0722193
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(State or Other            (Commission File No.)             (IRS Employer
Jurisdiction of                                           Identification No.)
Incorporation)



              11900 Biscayne Blvd., Suite 262, Miami, Florida 33181
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                    (Address of principal executive officers)



                                  305-503-8600
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                                   (Telephone)


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ITEM 5 OTHER EVENTS AND FD DISCLOSURE

         Epixtar Corp. (Epixtar Corp.) has received $7.5 million in new financing through its placement agent, Maxim Group, LLC. Laurus Master Fund, Ltd. ("Laurus Funds") provided $5 million of financing to Epixtar pursuant to a secured convertible term note, of which $1,930,000 is to be held in a restricted cash account under the sole control of Laurus and may be released upon the fulfillment of certain conditions more fully described in the agreements with Laurus.

         The term note is convertible at a fixed conversion price of $2.96. In connection with the issuance of the convertible term note, Epixtar also issued to Laurus Funds seven year warrants to purchase up to 493,827 shares of Epixtar's common stock at prices ranging from $4.05 to $4.66.

         The remaining $2.5 million was raised through the private sale of convertible notes and common stock purchase warrants to accredited investors. Notes in the principal amount of $1,000,000 or "Bridge Notes" are convertible at a price of $2.37 per share and are secured. The holders of the remaining $1.5 million of convertible notes have the right to convert their notes into shares of the Company's common stock at a price of $2.96 per share or receive the repayment of their principal amount, plus interest. In addition, the holders of the notes received five year warrants to purchase an aggregate of 136,073 shares of the Company's common stock at initial exercise prices of between $5.05 and $4.66. The Bridge Notes and related warrants are required to be converted or exercised in certain circumstances.

         Epixtar also issued placement agent warrants in connection with each of the above transactions. We will thereby issue warrants to purchase an aggregate of 254,316 shares of common stock of which warrants to purchase approximately 67,564 shares will be deferred until the restrictive cash account referred to above is released. The terms of the placement agent warrants are varied ,as a portion of these warrants were issued in connection with each transaction and the price and the number of shares have been determined in connection with each such transaction.

         The exercise and conversion prices of all the above securities are subject to price and other adjustment.

         Each of the Notes contain restrictions on certain actions we may take, including restrictions on dividends, stock repurchases, incurring indebtedness, creating security interests in Epixtar's assets and changing of Epixtar's business.

                  All the above described securities are restricted and Epixtar has undertaken to file a registration statement covering the resale of shares of Common Stock issuable upon conversion of these notes and exercise of these warrants.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: May 28, 2004

                                         EPIXTAR CORP.
                                         (Registrant)



                                         By: /s/David Srour
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                                             David Srour,President







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